UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2020

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

1-442

Commission file number

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside Plaza, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 10, 2020, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) determined that David L. Calhoun, President and Chief Executive Officer, would, in connection with his hiring, be eligible to receive (i) an award of restricted stock units (“RSUs”) valued at $10 million subject to a three-year vesting period (the “Supplemental RSU Award”) and (ii) an award of performance-based RSUs valued at approximately $7 million which would be earned only upon continued employment and the achievement of several key business milestones, including full safe return to service of the 737 MAX (the “Performance-Based Award” and, together with the Supplemental RSU Award, the “Awards”).

On February 23, 2020, the Compensation Committee approved the Awards. The Supplemental RSU Award, which consists of 31,345 RSUs, and the Performance-Based Award, which consists of 21,988 RSUs, are subject to the terms and conditions set forth in The Boeing Company 2003 Incentive Plan and the relevant notice of terms.

In addition, the Performance-Based Award is scheduled to vest, at the earliest, 50% after two years of service as CEO and 50% after three years as CEO. However, in no event will either installment of the Performance-Based Award vest unless and until all of performance goals set forth below are certified by the Compensation Committee to have been substantially achieved. If the performance goals are not substantially achieved by December 31, 2023, the Performance-Based Award will be forfeited in its entirety. The performance goals are:

1.	Safe return to service of the 737 MAX, including worldwide regulatory clearance, return to commercial service of grounded 737 MAX aircraft, and delivery of 737 MAX aircraft manufactured during the grounding;

2.	Strengthen engineering in accordance with the recommendations of the Board’s Committee on Airplane Policies and Processes;

3.	Successful 777X entry into service and ramp-up of production and deliveries;

4.	Successful Starliner crewed flight;

5.	Achievement of key T-7A, MQ-25, and VC-25B milestones and KC-46 production stabilization;

6.	Successful execution of the Board’s long-range business plan objectives for Boeing Global Services established in 2020; and

7.	Achievement of closing and post-closing milestones for Embraer joint ventures, assuming regulatory approval.

The Awards are also subject to the Company’s enhanced clawback policy that applies to instances of misconduct that compromise the safety of the Company’s products or services.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2020, the Board adopted an amendment to Article II, Section 1 of the Company’s By-Laws to decrease the number of directors from fourteen to thirteen. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 24, 2020, the Company issued a press release announcing that the Board of Directors has nominated Akhil Johri and Steven M. Mollenkopf for election as directors at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Company further indicated in this release that current directors Edward M. Liddy and Mike S. Zafirovski would not stand for re-election at the Annual Meeting. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.2	Bylaws of The Boeing Company, as amended and restated effective February 24, 2020

10.1	Notice of Terms of Supplemental Restricted Stock Units, dated February 24, 2020

10.2	Notice of Terms of Supplemental Performance-Based Restricted Stock Units, dated February 24, 2020

99.1	Press Release dated February 24, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary

Dated: February 24, 2020